This amendment amends Item 5.02 to reflect Mr. Chou’s resignation as Treasurer and Mr. Chan’s appointment as Treasurer, all on July 24, 2007.

UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 20, 2007

BIOPACK ENVIRONMENTAL SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

0-29981

(Commission File Number)

91-2027724

(IRS Employer Identification No.)

18/F Metroplaza Tower II, 223 Hing Fong Road, Kwai Chung, New Territories, Hong Kong

(Address of principal executive offices and Zip Code)

+852.3586.1383

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 1, 2007, we entered into a Debt Settlement and Subscription Agreement with Begonia Participation Corp. to settle a Loan and Shareholders’ Agreement dated December 21, 2006. Begonia Participation Corp. has agreed to accept, in full satisfaction of the $1,133,667.70 currently outstanding under the Loan and Shareholders’ Agreement, 1,000,000 Series A Preferred Shares in the capital stock of our company and 1,000,000 Series B Preferred Shares in the capital stock of our company. Each Series A Preferred Share and each Series B Preferred Share has the right to thirty (30) votes at any meeting of our shareholders and the right to convert, at any time at the

2

holder’s option, into five (5) common shares in the capital stock of our company. A copy of the agreement is attached to this Current Report as Exhibit 10.1.

Item 3.02	Unregistered Sales of Equity Securities

On August 17, 2007 we issued 1,000,000 Series A Preferred Shares and 1,000,000 Series B Preferred Shares to Begonia Participation Corp. pursuant to a Debt Settlement and Subscription Agreement dated August 1, 2007. A copy of the agreement is attached to this Current Report as Exhibit 10.1.

We issued the Series A and Series B Preferred Shares to a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2007, Mr. Eddie Chou resigned as our Chief Financial Officer and Treasurer. Concurrently, with Mr. Chou’s resignation, Mr. Edwin Chan was appointed as the Chief Financial Officer and Treasurer. Mr. Chou is continuing to serve as our Chief Technical Officer, Secretary and director.

Edwin Chan – Director, Chief Financial Officer and Treasurer

Edwin Chan was appointed as a director upon the closing of the share exchange agreement with Roots Biopack Group, which occurred on March 27, 2007. Mr. Chan has served as the Director of Roots Biopack Group Limited since July 2006. From July 2004 to June 2006, Mr. Chan was the Senior Manager at China Everbright Securities (HK) Limited (Hong Kong), an investment banking firm. While with China Everbright Securities (HK) Limited, Mr. Chan was responsible for sales and brokerage of securities to institutional investors in China and Hong Kong. During the period April 2002 to June 2004, he was the Senior Manager (Business Valuation) of Vigers Appraisal & Consulting Ltd. (Hong Kong). From January 2000 to March 2002, Mr. Chan was the Research Manager for Asia Financial Securities Ltd. (Hong Kong.)

Mr. Chan was awarded an MBA degree from the Schulich School of Business, York University, Canada, with a specialization in Corporate Finance, Investment and Financial Management in 1999. He also graduated with an LLB degree from Tsinghua University in the Peoples Republic of China in 2005, a Bachelors of Science degree (Environmental Science Stream) from the Chinese University of Hong Kong in 1987 and a postgraduate certificate in Education from the University of Hong Kong in 1988.

Family Relationships

There are no family relationships between Edwin Chan and any of our other directors and officers.

Certain Related Transactions and Relationships

We have not been a party to any transaction with Mr. Chan, since the beginning of our last fiscal year, or any currently proposed transaction with Mr. Chan, in which we were or will be a participant and where the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years.

Item 8.01	Other Events

On July 13, 2007 we received final approval from the United States Patent and Trademark Office for exclusive use of the Roots Biopack branding and logo in the United States. Obtaining this trademark will allow us to further enhance our brand recognition and increase our marketing exposure in the world’s largest market for biodegradable packaging.

3

Item 9.01	Financial Statements and Exhibits

10.1

Debt Settlement and Subscription Agreement dated August 1, 2007 between our company and Begonia Participation Corp. (incorporated by reference from our Current Report on Form 8-K filed on August 20, 2007)

99.1	News Release dated July 13, 2007 (incorporated by reference from our Current Report on Form 8-K filed on August 20, 2007)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPACK ENVIRONMENTAL SOLUTIONS INC.

By: /s/ Gerald Lau

Gerald Lau
President and a Director
Dated: October 9, 2007

CW1451585.1